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                                                                     EXHIBIT 5.1

                           [DRAFT OF MARCH 12, 1998]




(214) 220-7700                                                    (214) 220-7716




                                 March __, 1998

Dell Computer Corporation
One Dell Way
Round Rock, Texas 78682

          Re:  Dell Computer Corporation
               Registration Statement on Form S-3 (No. 333-_____)
               Debt Securities

Ladies and Gentlemen:

     We have acted as counsel for Dell Computer Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Securities Act") on a Registration Statement on Form S-3 (No. 333-_____) (the "Registration Statement") of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of debt securities of the Company ("Debt Securities") for an aggregate initial offering price not to exceed $500,000,000.

     We have reviewed those agreements, records, documents, and matters of law as we have deemed relevant in order to render the opinion set forth herein, including but not limited to (a) the Certificate of Incorporation and the Bylaws of the Company, (b) resolutions adopted by the Board of Directors of the Company, and (c) the Indenture in the form of Exhibit 4.1 to the Registration Statement to be executed by the Company and the trustee (the "Indenture"), pursuant to which Debt Securities may be issued.

     As to certain questions of fact material to our opinion, we have relied upon certificates from officers of the Company and other persons, as appropriate, and upon certificates of public officials.

     Based upon and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we express the following opinion:

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Dell Computer Corporation
March __, 1998
Page 2

     With respect to Debt Securities to be issued under the Indenture, when (A) the Indenture has been duly authorized and validly executed and delivered to the trustee by the Company, (B) the Indenture has been duly qualified under the Trust Indenture Act of 1939, (C) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (D) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications:

     a. We have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are authentic and complete, (iv) all documents submitted to us as certified or photostatic copies conform to authentic originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (vii) the laws of any jurisdiction other than Texas that govern any of the documents reviewed by us or referenced in this opinion letter (other than the Company's Certificate of Incorporation and Bylaws) do not modify the terms that appear in any such document.

     b. We have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law); (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Debt Securities offered thereby and will comply with all applicable laws; (iv) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (v) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

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Dell Computer Corporation
March __, 1998
Page 3

     c. In rendering this opinion, we have assumed that the trustee is or, at the time the Indenture is signed, will be qualified to act as trustee under the Indenture and that the trustee has or will have duly executed and delivered the Indenture.

     d. We express no opinion with respect to (i) the enforceability of provisions in the Indenture or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     e. We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.

     f. The opinion expressed in this letter is limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. You should be aware that we are not admitted to the practice of law in the State of Delaware.

     We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     We disclaim any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.


                                             Very truly yours,